Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Barfresh Food Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Fees to be Paid	Unallocated (Universal) Shelf	457(o)		(1)		(2)	$5,000,000	(2)	0.00014760	$738.00	(3)

Carry Forward Securities	none	N/A
	Total Offering Amounts						$5,000,000		0.00014760	$738.00	(3)
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$738.00

(1)	There are being registered hereunder such indeterminate number or amount of debt securities, common stock, preferred stock, warrants, rights to purchase any of the foregoing, and units, consisting of some or all of these securities in any combination, as may from time to time be issued by Barfresh Food Group Inc. (the “Registrant”) at indeterminate prices, which together shall have an aggregate initial offering price not to exceed $5,000,000. This registration statement also covers an indeterminate number of securities that may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b. to the Calculation of Filing Fee Tables and Related Disclosure on Item 16(b) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $5,000,000.